UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 12, 2010

Rambus Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-22339	94-3112828
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

4440 El Camino Real, Los Altos, California 94022
(Address of principal executive offices, including ZIP code)

(650) 947-5000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 — Other Events.

On August 12, 2010, Rambus Inc. (“Rambus”) and NVIDIA Corporation (“NVIDIA”) entered into a Memory Controller Patent License Agreement (the “License Agreement”), providing NVIDIA and certain affiliates a non-exclusive, non-transferable, royalty-bearing, worldwide patent license for certain identified JEDEC-compliant memory controllers.  The License Agreement requires that NVIDIA pay Rambus royalties of one percent (1%) for certain specified SDR memory controllers and two percent (2%) for certain other memory controllers, including DDR, DDR2, DDR3, LPDDR, LPDDR2, GDDR2, GDDR3, GDDR4, and portions of GDDR5 memory controllers, with a maximum average net sales price for each royalty bearing product not to exceed twenty US Dollars ($20.00) per unit.  The License Agreement is effective as of August 12, 2010 and, unless earlier terminated pursuant to the terms of the License Agreement, shall continue in full force and effect through December 9, 2014.  The parties have not signed a release of liability for past damages, nor dismissed any outstanding litigation between the parties.  The terms of the License Agreement are per the agreement that Rambus offers as part of its commitment with the European Commission.

A joint press release issued by Rambus and NVIDIA on August 13, 2010, regarding the transaction described in this report is attached as an exhibit to this Current Report on Form 8-K.

The information in the joint press release that is an exhibit to this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, regardless of any general incorporation language in such filing.

Item 9.01 — Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release dated August 13, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 13, 2010	Rambus Inc.

/s/ Satish Rishi
Satish Rishi, Senior Vice President, Finance and Chief Financial Officer

Exhibit Index

Exhibit Number	Exhibit Title

99.1	Press release dated August 13, 2010.